Filed pursuant to Rule 424(b)(3)

File No. 333-278306

File No. 811-23561

Wilshire Private Assets Fund
Supplement Dated June 6, 2025
to
Prospectus Dated September 16, 2024 (the “Prospectus”)

Effective immediately, the following changes are made to the Prospectus:

Each prospective investor in the Fund will not be required to certify that he or she is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended. All references to “accredited investor” and related investor qualification criteria are hereby deleted in the Prospectus.

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PLEASE KEEP THIS SUPPLEMENT WITH YOUR PROSPECTUS FOR FUTURE REFERENCE.